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                                                                [GRAY CARY LOGO]

                                                    999 Third Street, Suite 4000
                                                          Seattle, WA 98104-4099
                                                                www.graycary.com
                                                                 O] 206-839-4800
                                                                 F] 206-839-4801



December 6, 2000

Active Voice Corporation
2901 Third Avenue Suite 500
Seattle, WA 98121

Ladies and Gentlemen:

This opinion is being delivered to you in accordance with the requirements of
Item 601(b)(8) of Regulation S-K under the Securities Act of 1933, as amended, in connection with the filing of a registration statement on Form S-4 of a Proxy Statement/Prospectus (the "Registration Statement") pursuant to the Agreement and Plan of Merger dated as of November 9, 2000 (the "Merger Agreement") by and among Cisco Systems, Inc., a California corporation ("Parent"), Aqua Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Acquisition") and Active Voice Corporation, a Washington corporation (the "Company"). Pursuant to the Merger Agreement, Acquisition will merge with and into the Company (the "Merger").

Unless otherwise defined, capitalized terms referred to herein have the meanings set forth in the Merger Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

We have acted as legal counsel to the Company in connection with the preparation and execution of the Merger Agreement. As such, and for the purpose of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all schedules and exhibits thereto): (1) the Merger Agreement; (2) the facts, statements, descriptions and representations set forth in the Registration Statement; and (3) such other instruments and documents related to the formation, organization and operation of Parent, Acquisition and the Company or to the consummation of the Merger and the transactions contemplated thereby as we have deemed necessary or appropriate.

In connection with rendering this opinion, we have assumed (and are relying thereon, without any independent investigation or review thereof):

         1. the truth and accuracy, as of the date hereof and at the Effective Time, of the statements, covenants, representations and warranties contained in the Merger Agreement and in the Registration Statement and other documents related to Parent, Acquisition and Company as we have deemed necessary or appropriate for purposes of issuing this opinion;

         2. consummation of the Merger in accordance with the Merger Agreement, without any waiver, breach or amendment of any material provisions of the Merger Agreement, the effectiveness of the Merger under applicable state law, and the performance of all covenants contained in the Merger Agreement without waiver or breach of any material provisions thereof;


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GRAY CARY WARE & FREIDENRICH LLP

Active Voice Corporation
December 6, 2000
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         3. the accuracy, without qualification, of any representation or statement made "to the knowledge of" or similarly qualified, and as to all matters in which a person or entity is making a representation, that such person or entity is not a party to, does not have, or is not aware of, any plan or intention, understanding or agreement inconsistent with such representation, and there is no such plan, intention, understanding, or agreement inconsistent with such representation;

         4. the reporting of the Merger as a reorganization, within the meaning of Section 368(a) of the Code, by Parent and Company in their respective federal income returns; and

         5. the authenticity of original documents (including signatures), conformity to the originals of documents submitted to us as copies, and due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof.

Based upon our examination of the foregoing items and subject to the assumptions, limitations and qualifications set forth herein, it is our opinion that the statements regarding United States federal income tax considerations set forth under the heading "THE MERGER AND RELATED TRANSACTIONS -- Federal Income Tax Considerations" in the Registration Statement, insofar as they constitute statements of law or legal conclusions, although general in nature, are correct in all material respects. The United States federal income tax consequences of the Merger to a holder of Company common stock will, however, depend upon that holder's particular situation, and we express no opinion as to the completeness of the discussion set forth in "THE MERGER AND RELATED TRANSACTIONS -- Federal Income Tax Considerations" as applied to any particular holder.

This opinion addresses only the matters described above. No opinion is expressed as to any other matter, including any other tax consequences of the Merger or any other transaction (including any transaction undertaken in connection with the Merger) under any foreign, federal, state or local tax law.

No opinion is expressed as to any transaction other than the Merger as described in the Merger Agreement or to any transaction whatsoever, including the Merger, if any of the transactions described in the Merger Agreement are not consummated in accordance with the terms of such Merger Agreement and without waiver or breach of any material provision thereof or if any of the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, covenants, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.


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GRAY CARY WARE & FREIDENRICH LLP

Active Voice Corporation
December 6, 2000
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This opinion represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and the Internal Revenue Service is not precluded from successfully asserting a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

This opinion has been delivered to you only for the purpose stated. It is intended for the benefit of the Company and the stockholders of the Company and may not be relied upon for any other purpose or by any other person or entity, and may not be made available to any other person or entity without our prior written consent. We hereby consent, however, to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Proxy Statement/Prospectus constituting a part thereof, and any amendments thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


Very truly yours,


/s/ GRAY CARY WARE & FREIDENRICH LLP